UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2008

BROOKE CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 College Blvd., Suite 250, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 323-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On April 30, 2008, Andrea Bielsker notified the Board of Directors of the Company (the “Board”) that she was resigning her position as Chief Financial Officer of the Company, effective immediately.

On April 30, 2008, Robert D. Orr notified the Board that he was resigning his position as Chief Executive Officer, effective immediately, in order to accept the Chief Financial Officer position.

Appointment of Certain Officers

On April 30, 2008, the Board appointed Robert D. Orr as Chief Financial Officer, effective immediately. Mr. Orr remains the Company’s Chairman of the Board. Mr. Orr, 54, is the founder of Brooke Corporation (an affiliate of the Company) and a founder of the Company. Mr. Orr has served as a director of Brooke Corporation since its inception in 1986 and served as its Chief Executive Officer from 1986 until October 2007. Additionally, he was Brooke Corporation’s President from 1986 until 1991 and has been its Chairman of the Board since 1991. Prior to focusing full time as the Chairman of the Board of Brooke Corporation, Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas, Chairman of the Board of Brooke State Bank, Jewell, Kansas, President of First National Bank, Smith Center, Kansas, and a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate from Fort Hays State University in Hays, Kansas, with a Bachelor of Arts degree in Political Science. He also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book published in 2000 about the sale of insurance and financial services in the internet age entitled Death of an Insurance Salesman? Related party disclosures with respect to Mr. Orr were disclosed in the Company’s definitive proxy statement filed on April 29, 2008, in the section titled “Certain Relationships and Related Party Transactions.”

On April 30, 2008, the Board appointed Michael S. Hess, 52, as Chief Executive Officer, effective immediately. Mr. Hess remains as the Company’s President. Mr. Hess has served as a director and Vice President of Brooke Capital Corporation, an affiliate of the Company since January 31, 2007 and as President of Brooke Capital Advisors, its wholly-owned subsidiary since January 1, 2007. He was an original investor in Brooke Corporation and served on its Board of Directors from 1990 until January 2005, as its President from 1996 until 2003, and as its Vice President from 1988 until 1996. From its acquisition by Brooke Corporation in 2002 until January 2007, Mr. Hess was president and a director of CJD & Associates, L.L.C., a wholesale insurance broker that later also began providing loan brokerage and consulting services to managing general agencies and funeral homes. He was a director and President of Brooke Brokerage Corporation, a wholly-owned subsidiary of Brooke Corporation and the parent corporation of CJD from December 2004 until December 2005 and has been its Vice President since December 2005. Prior to joining the Brooke organization, Mr. Hess was employed by Western Resources, Inc. (now Westar Energy, Inc.), a utility company in Topeka, Kansas. Mr. Hess also previously served as director of Patrons Insurance Company and Great Plains Mutual Insurance Companies.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated April 30, 2008 announcing the resignation of Ms. Bielsker and appointment of Messrs Orr and Hess.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 05/06/08

BROOKE CREDIT CORPORATION

/s/ Gary T. Eastman
Gary T. Eastman
General Counsel and Corporate Secretary

Exhibits

99.1	Press Release dated April 30, 2008 announcing the resignation of Ms. Bielsker and appointment of Messrs Orr and Hess.